Exhibit 99.1

Moleculin Reports Full Year 2023 Financial Results

– Year marked by growing body of positive Annamycin efficacy and safety clinical data expected to support advancement into a pivotal study for AML

– Company to host conference call and webcast Monday, March 25th at 8:30 AM ET

– Company to issue separate clinical trial update press release Monday prior to the conference call

HOUSTON, March 22, 2024 /PRNewswire/ -- Moleculin Biotech, Inc., (Nasdaq: MBRX) (“Moleculin” or the “Company”), a clinical stage pharmaceutical company with a broad portfolio of drug candidates targeting hard-to-treat tumors and viruses, today reported its financial results for the fiscal year ended December 31, 2023. As previously announced, the Company will host a conference call and live audio webcast, Monday, March 25, 2024, at 8:30 AM ET (details below), issuing a separate clinical trial update press release just prior.

“Over the course of 2023 we established a significant growing body of positive clinical and encouraging safety data for Annamycin that continues to strengthen our confidence in the potential of our next generation, non-cardiotoxic chemotherapy in the treatment landscape for hard-to-treat cancers and viruses,” commented Walter Klemp, Chairman and Chief Executive Officer of Moleculin. “Building off of our momentum, we are laser focused on driving our priority pipeline programs toward key data milestones in the near term and believe we are well-positioned to achieve clinical and regulatory milestones that will translate into significant value creation for all of our stakeholders.”

Recent Highlights

●	Announced 2023 year-end Annamycin clinical trials preliminary data and 2024 expectations for multiple data readouts and transition to pivotal Phase 2B/3;
●

Closed a registered direct offering priced at-the-market under Nasdaq rules with a single healthcare-focused institutional investor and certain of the Company’s executive officers, a board member and concurrent private placement for gross proceeds of $4.5 million before deducting the placement agent’s fees and other estimated offering expenses payable by the Company pushing the Company’s cash runway into the fourth quarter of 2024; and

●

Presented positive interim data from the Company’s ongoing European Phase 1B/2 clinical trial evaluating Annamycin for the treatment of AML (MB-106) to key opinion leaders and current investigators at a meeting held in conjunction with the 65th American Society of Hematology Meeting and Exposition (ASH) in San Diego, CA.

Summary of Financial Results for the Full Year 2023

Research and development (R&D) expenses were $19.5 million and $19.0 million for the years ended December 31, 2023 and 2022, respectively. The increase in R&D of $0.5 million is mainly related to the $1.5 million WPD sublicense termination, which enabled the reacquisition of the Company’s intellectual property rights in certain territories, including parts of the European Union. This was offset by $1.0 million in costs related to the timing of costs incurred for clinical trials and sponsored research.

General and administrative (G&A) expenses were $10.0 million and $11.5 million for the years ended December 31, 2023 and 2022, respectively. The decrease in G&A of $1.5 million was mainly attributable to a decrease in regulatory and legal services, and consulting & advisory fees.

The net loss for the year ended December 31, 2023 was $29.8 million, which included a non-cash loss of $1.0 million on warrants in 2023 as compared to a gain of $1.3 million in the prior year and approximately $2.0 million of stock-based compensation expense in 2023 as compared to $2.3 million in 2022.

As of December 31, 2023, the Company had cash and cash equivalents of $23.6 million. The Company believes that this cash is sufficient to meet its projected operating requirements into the fourth quarter of 2024.

Conference Call and Webcast

Moleculin management will host its quarterly conference call and webcast for investors, analysts, and other interested parties Monday, March 25, 2024, at 8:30 AM ET.

Interested participants and investors may access the conference call by dialing (877) 407-0832 (domestic) or (201) 689-8433 (international) and referencing the Moleculin Biotech Conference Call. The live webcast will be accessible on the Events page of the Investors section of the Moleculin website, moleculin.com, and will be archived for 90 days.

About Moleculin Biotech, Inc.

Moleculin Biotech, Inc. is a clinical stage pharmaceutical company with a growing pipeline, including Phase 2 clinical programs, for hard-to-treat tumors and viruses. The Company’s lead program, Annamycin is a next-generation anthracycline designed to avoid multidrug resistance mechanisms. Annamycin is currently in development for the treatment of acute myeloid leukemia (AML) and soft tissue sarcoma (STS) lung metastases.

Additionally, the Company is developing WP1066, an Immune/Transcription Modulator capable of inhibiting p-STAT3 and other oncogenic transcription factors while also stimulating a natural immune response, targeting brain tumors, pancreatic and other cancers, and WP1220, an analog to WP1066, for the topical treatment of cutaneous T-cell lymphoma. Moleculin is also engaged in the development of a portfolio of antimetabolites, including WP1122 for the potential treatment of COVID-19 and other viruses, as well as cancer indications including brain tumors, pancreatic and other cancers.

For more information about the Company, please visit www.moleculin.com and connect on Twitter, LinkedIn and Facebook.

Forward-Looking Statements

Some of the statements in this release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, which involve risks and uncertainties. Forward-looking statements in this press release include, without limitation, the Company's forecasted cash burn rate (including its estimate of cash sufficient to meet its projected operating requirements). Although Moleculin believes that the expectations reflected in such forward-looking statements are reasonable as of the date made, expectations may prove to have been materially different from the results expressed or implied by such forward-looking statements. Moleculin has attempted to identify forward-looking statements by terminology including ‘believes,’ ‘estimates,’ ‘anticipates,’ ‘expects,’ ‘plans,’ ‘projects,’ ‘intends,’ ‘potential,’ ‘may,’ ‘could,’ ‘might,’ ‘will,’ ‘should,’ ‘approximately’ or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors, including those discussed under Item 1A. “Risk Factors” in our most recently filed Form 10-K filed with the Securities and Exchange Commission (“SEC”) and updated from time to time in our Form 10-Q filings and in our other public filings with the SEC. Any forward-looking statements contained in this release speak only as of its date. We undertake no obligation to update any forward-looking statements contained in this release to reflect events or circumstances occurring after its date or to reflect the occurrence of unanticipated events.

Investor Contact:

JTC Team, LLC

Jenene Thomas

(833) 475-8247

MBRX@jtcir.com

Moleculin Biotech, Inc.
Unaudited Condensed Consolidated Balance Sheets

(in thousands)	December 31, 2023	December 31, 2022
Current assets:
Cash and cash equivalents	$23,550	$43,145
Prepaid expenses and other current assets	2,723	2,451
Total current assets	26,273	45,596
Furniture and equipment, net	272	275
Intangible assets	11,148	11,148
Operating lease right-of-use asset	524	403
Total assets	$38,217	$57,422

Current liabilities:
Accounts payable and accrued expenses and other current liabilities	$6,815	$4,819
Total current liabilities	6,815	4,819
Operating lease liability - long-term, net of current portion	474	335
Warrant liability - long term	4,855	77
Total liabilities	12,144	5,231
Total stockholders' equity	26,073	52,191
Total liabilities and stockholders' equity	$38,217	$57,422

Unaudited Condensed Consolidated Statements of Operations

	Year Ended December 31,
(in thousands, except share and per share amounts)	2023	2022
Revenues	$-	$-
Operating expenses:
Research and development	19,487	18,968
General and administrative and depreciation and amortization	10,144	11,672
Total operating expenses	29,631	30,640
Loss from operations	(29,631)	(30,640)
Other income:
(Loss) gain from change in fair value of warrant liability	(1,044)	1,335
Transaction costs allocated to warrant liabilities	(510)	-
Other income, net	48	40
Interest income, net	1,368	240
Net loss	$(29,769)	$(29,025)

Net loss per common share - basic and diluted	$(15.07)	$(15.22)
Weighted average common shares outstanding - basic and diluted	1,975,610	1,906,960